Exhibit 10.8

END-USER SOFTWARE LICENSE AGREEMENT

This End-User Software License Agreement (the “Agreement”) is made and effective on the 19/August/2014.

BETWEEN:	Duo Software (Pvt) Ltd. (the “Licensor”), a corporation organized and existing under the laws of the Republic of Sri Lanka, with its head office located at:

No. 403,
Galle Road,
Colombo 3,
Sri Lanka.

AND:	Singer Sri Lanka PLC (the “Licensee”), a corporation organized and existing under the laws of the Republic of Sri Lanka with its head office located at:

No. 80,
Nawam Mawatha,
Colombo 2.
Sri Lanka.

RECITALS

WHEREAS, Licensor has developed certain computer programs and related documentation more particularly described in Schedule A attached hereto (the “Products”) and desires to grant Licensee a license to use the Software.

WHEREAS, Licensee wishes to use the Software under the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Licensee and Licensor hereby agree as follows:

1. DEFINITIONS

The following definitions shall apply to this Agreement:

“Software” means the computer programs; database structure and documentation listed in Schedule A attached to this Agreement.

“Server” means a computer with programs that provides services to other computer programs (and their users) in the same or other computers.

“Site” means the location specified by the licensee for the implementation of the software.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

“Client Computer” means a user’s computer (PC, MAC, Workstation) the client term implies the computer is connected to network where by the computer may request data from time to time from the Server.

“Source Code” is the collection of files needed to convert from human-readable form to some kind of computer-executable form.

“Install” means placing the Software on a computer’s hard disk, CD-ROM or other secondary storage device.

“Derivative Works” means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such a preexisting work may be recast, transformed or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute copyright infringement.

“Use” means (i) executing or loading the Software into computer RAM or other primary memory, and (ii) copying the Software for archival or emergency restart purposes.

“LAN” is a short form for Local Area Network.

“Local Area Network” means a network linking number of computers and servers covering a small geographic area like an office, within a building.

“Product” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement.

“WAN” is a short form for Wide Area Network.

“Wide Area Network” means a network of computers that covers a broad area (i.e., any network whose communications links cross metropolitan, regional, or national boundaries), usually connecting a multiple number of LAN’s across broad geographical boundaries.

“Documentation” means all operation’s and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with the Software.

“Test/Lab Environment” means the Licensee’s hardware set aside for testing or creating a simulation of the production environment that is used to process actual subscriber usage.

“Agreement” means this contract between Licensor and Licensee, which may be amended, modified from time to time.

“License” means a perpetual, non-exclusive license to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B.

“Software Modification Request or SMR” means request from Licensee to Licensor to make a modification to the Software that is outside the scope of this Agreement.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

“Software Requirement Specification or SRS” means response from Licensor to Licensee’s SMR which will provide the details on the scope of work required to meet the SMR as well as proposed commercial terms.

“Functional Scope Document or FSD” means mapping and alignment of the Licensee’s business objectives and processes to the Software functionality.

“Acceptance Test Criteria or ATC” means the mutually agreed upon test cases to be carried out as part of the User Acceptance Test to demonstrate the successful implementation of the agreed upon scope of deliverables.

“User Acceptance Test or UAT” means the execution of the agreed upon test cases defined in the ATC which if successfully completed will lead to the Licensee issuing the Acceptance Certificate to the Licensor.

2. REPRESENTATIONS AND WARRANTIES

Licensor and Licensee mutually represent, undertake and warrant that as of the date of this Agreement:

2.1	It is a limited liability company duly incorporated, validly existing and empowered by its charter to carry on business of the nature described in this Agreement.

2.2	It has full corporate power and authority to enter into this Agreement and to take any action and execute any documents required by the terms hereof.

2.3	Execution of this Agreement has been duly authorized by all necessary corporate proceedings and has been duly and validly executed by both parties and is a legal, valid and binding obligation of the respective parties enforceable in accordance with the terms hereof.

2.4	The signatories of this Agreement have been duly empowered and authorized to execute this Agreement and to perform all obligations in accordance with the terms herein set out.

2.5	There is no known event that could change the status of any of these representations and warranties in the next six months.

Licensor hereby represents and warrants to Licensee that:

2.6	Licensor is the owner of all rights, titles and interests, including copyrights, in all the Software, Documentation and any other licensed materials being granted to the Licensee.

2.7	Licensor has not granted any rights or licenses to the Software, Documentation and any other licensed materials that would conflict with Licensor’s obligations under this Agreement.

2.8	Licensor will not enter into any agreement with any third party which would affect Licensee’s rights under this Agreement, or bind Licensee to any third party, without Licensee’s prior written consent.

2.9	Licensee’s use of the Software, Documentation and any other licensed materials as authorized by this Agreement will not infringe any existing copyrights, trade secrets, patents or trademark rights of any third party. The Software, Documentation and other licensed materials are free from all liens, claims, encumbrances and other restrictions.

2.10	The Software and its use by the Licensee hereunder do not violate or infringe rights of any third party or laws or regulations of any governmental or judicial authority.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

2.11	Licensee shall be entitled to use and enjoy the benefit of the Software, Documentation and any other licensed materials whilst this Agreement remains in force.

2.12	Licensee’s use and possession thereof hereunder shall not be adversely affected, interrupted or disturbed by Licensor or any entity asserting a claim under or through Licensor.

3. THE SOFTWARE

The Software shall consist of modules or components and shall perform functions and comply with the proposals and specifications, identified in Schedule A and Schedule E of this Agreement. Each Software’s module or component, specification and proposal included or referred to in Schedule A and Schedule E are expressly incorporated by reference herein. The Software will be and has been tested on its reliability and functionality and there shall be no hidden defects or errors that shall prejudice or damage the Licensee’s business operations.

4. DOCUMENTATION

The Documentation shall consist of all training materials, listings, software and module administration guides. In addition, the Licensee’s Request of Proposals and the Licensor’s response to the Request of Proposals will also be included as part of the Documentation. Upon completion, the FSD, ATC and UAT will also be a part of the Documentation.

5. SOURCE CODE

The Software shall not include its Source Code form and will not include all relevant explanations and documentation of the Source Code (collectively, “Commentary”). Licensor is not at any time required to deliver to Licensee, any copies of the complete or partial Source Code contained on Licensee machine-readable media and a complete listing of the Source Code and Commentary, unless the Licensor declares bankruptcy, becomes insolvent, or ceases to carry on with its software business or other similar events.

In case of the events above occurred to the Licensor, the Licensee will immediately be given a copy of the Source Code and Commentary of the Software, and the Licensee will be given an unlimited right to use and modify the Source Code and Commentary for only the Licensee’s operations.

6. OPERATING ENVIRONMENT

The Software, and each module or component and function thereof, shall be capable of operating fully and correctly on the combination of the computer equipment (“Hardware”), the programming language and the operating system specifications in Schedule D of this Agreement.

7. SOFTWARE LICENSE TERMS

Licensor hereby grants to Licensee a perpetual, non-exclusive License to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B and C. This License is effective when executed by both parties and the License granted to the Software remains in force until termination of this Agreement.

In granting this non-exclusive License to the Licensee by the Licensor, the Licensee will be allowed to utilize the Software system on the following terms:

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

Licensor hereby grants to Licensee a non-exclusive License to install and use the Software on:

1.	Multiple Server Licenses - up to seven of the Licensee’s Servers (three in Live Servers and two redundant/backup servers and two DR site servers) provided the Software will only be in use on Licensee’s client computer(s) at any time. If the Software is permanently installed on the hard disk or other storage device of a Server, one person may use the Software under the server licensing conditions, any further users of the application is to be determined under the Multiple Standalone computer licensing terms detailed below.

2.	User Licenses - Number of system user license will be provided based on the license purchased. Refer Schedule B.

3.	LAN and/or WAN Licenses - on the Licensee’s LAN and/or WAN, provided the total number of users who have access to the Software at any time does not exceed the number of system user license provided.

The License terms are summarized in greater detail in Schedule B.

8. SOFTWARE LICENSE FEES

As consideration for the perpetual license to use the Software and Documentation granted to Licensee herein, Licensee shall pay to Licensor the total sum as specified in Schedule C.

9. LICENSEE’S RIGHTS AND OBLIGATIONS

Licensee has the right to:

1.	Make one copy of the Software and related documents and data generated, thereby solely for backup or archival purposes.

2.	Transfer the Software to a single hard disk, provided Licensee keeps the original solely for backup or archival purposes.

3.	Licensee shall have the option to scale up the operation by adding more servers by tendering a written request to Licensor and such acceptance may be made by the Licensor subject to commercial agreement.

4.	Licensee shall request for a modification to the Software by sending a Software Modification Request (SMR) document to the Licensor listing the requested modifications along with process flows and test cases. On the receipt of the SMR the Licensor shall carefully evaluate the document and dispatch a Software Requirement Specification (SRS) to the Licensee along with the commercial terms for such a modification. The Parties hereby agree that the commercial terms and fees shall be comparable and at market rate.

5.	The Software will be delivered by Licensor to location of choice of Licensee.

Licensee has the following obligations:

6.	The Licensee must treat the Software and Documentation like any other copyrighted material - for example a book.

7.	Cannot copy the Software except to make archival or backup copies as provided above

8.	Cannot modify, enhance nor adapt the Software nor merge it into another program unless otherwise obtained by Licensor’s written consent.

9.	Cannot reverse engineer, disassemble, decompile or make any attempt to discover the Source Code of the Software.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

10.	Cannot place the Software onto a server so that it is accessible via a public network such as the Internet.

11.	Cannot sublicense, rent, lease or lend any portion of the Software or Documentation unless to its affiliates companies.

12.	The Licensor will need to have remote access to licensee servers for maintenance, trouble shoot, install upgrades / patches etc.

10. SOFTWARE INSTALLATION

Promptly after delivery of the Software and Documentation to the Site, Licensor shall install and configure the Software in accordance with User Acceptance Test (UAT). The Software installation and acceptance process will incorporate the following steps:

1.	Licensor notifying Licensee the name of the designated Project Manager along with the proposed Project Manager’s qualifications which according to Licensor view shall be able to complete the project and Software as agreed in this Agreement.

2.	Licensee sending in writing its acceptance of the designated Project Manager.

3.	Licensee notifying the name and designation of persons who would be the single point of contact to Licensor.

4.	Licensor designated Project Manager will work with designated Licensee persons for all project implementation activities.

5.	Analysis of Licensee’s business objectives and processes.

6.	Map and configure Licensee’s business objectives and processes to the Software.

The Licensee shall be responsible to provide all of the required Hardware (Servers and Headsets) except for any special software where the Licensor is to provide the hardware as is specified in Schedule D.

Licensee may submit to Licensor any other observations, suggestions made during the implementation and or any change or enhancements that might be required or recommended.

Licensor will review same and shall get back with their comments within two weeks from the date of acceptance However, these points will not be a part of the initial implementation and may be chargeable. These will be categorized as follows:

●	Enhancement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

●	Change in Requirement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

●	Customization: This category of issues is typically outside the product that can be taken up as and when needed during the implementation. For these points there should be an agreement by both parties on scope, time and commercials.

●	Configuration: This category of issues requires specific configuration in the Software to demonstrate the features.

●	Bugs: This category of issues are the bugs reported and are fixed as per the Service Level Agreement (SLA). If there is delay or business interruptions that are caused by the bugs in the Software, Licensee shall have the right to a reduction in the Annual Maintenance Fee that shall be paid by Licensee to Licensor which shall be elaborated in the Service Level Agreement

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

11. TRAINING

The License Fee includes all costs for the training of Licensee’s employees on the use and operation of the Software on the Hardware, including instruction in any necessary conversion of Licensee’s data for such use. Pursuant to a mutually agreed upon schedule, Licensor shall provide experienced and qualified personnel to conduct up to 14 full eight-hour days of such training of groups of up to six employees or other personnel of Licensee at a location or locations designated by Licensee within the Territory.

12. SOFTWARE MAINTENANCE

During the implementation period, first year of use, and the period covered by the maintenance terms, Licensor shall promptly notify Licensee of any defects or malfunctions in the Software or Documentation of which it learns from any source. Licensor shall promptly correct any defects or malfunctions in the Software or Documentation discovered during the validity of this in accordance with the Service Level Agreement (SLA) specified under Clause 13 of this Agreement. Any defects or malfunctions will be rectified and the Licensor shall provide the Licensee with corrected copies of same, without additional charge. Licensor’s obligation hereunder shall not affect any other liability which it may have to Licensee.

Licensor shall provide to Licensee, without additional charge, copies of the Software and Documentation revised to reflect any enhancements to the Software made by Licensor during the validity of this Agreement as long as the customer continues to pay for the Annual Maintenance Fee or as specified in a separate agreement. Such enhancements shall include all modifications to the Software which increase the speed, efficiency or ease of operation of the Software, or add additional capabilities to or otherwise improve the functions of the Software.

13. SERVICE LEVEL AGREEMENT

In connection with the Licensee’s Use and operation of the Software or any problems therewith, during the Term of this Agreement or any extended Term, if any, the Licensor shall provide to the Licensee, without additional charges, (i) telephonic support and (ii) remote support. In case there is an issue in the application due to Licensor’s fault, and Licensor needs to send some engineers to support Licensee, Licensor will be responsible for all expenses. The Licensor shall use best efforts to resolve the issues reported by the Licensee (via email/fax, or service ticket, or by remote assistance or by on-site support) within agreed tie frame.

Licensee will be entitled to the silver support package based on the project value. Should Licensee require additional support, an additional fee shall be charged based on the selected support package. Support criteria and service levels are detailed in Schedule E.

In the event the issue was due to a fault of the Licensee or should there be a higher level of service required, then the Licensee and Licensor shall jointly define the higher level of service and mutually agree upon the commercial terms.

Provided the Licensee is up to date in making all Annual Maintenance fee payments, the Licensor will be responsible to provide to Licensee in a timely fashion, all patches or updates to the Software that it develops along with documentation explaining the purpose and installation procedures for any such patches or updates.

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

14. CHANGES IN THE SCOPE OF WORK

The Licensor’s basis for implementation of the Software is the scope defined in the BRS or FSD. After starting the assignment, if Licensor finds any deviations to the scope defined, change management processes would be triggered and the Licensor will be given an opportunity to submit a revised commercial proposal covering the charges for the work to be completed as per the enhanced scope of work. Licensor will proceed with the rest of the work only after confirming the revised commercial proposal with Licensee.

15. UPDATES AND REVISIONS

During the validity period of this Agreement, the Licensor will advise the Licensee of any updates or revisions that Licensor is incorporating into the Software. On Licensee’s request, a single copy of the Software incorporating this type of change will be sent to Licensee in object form, and Licensor will grant Licensee a non-exclusive, non-transferable license to use it subject to the same terms that are set out elsewhere in this Agreement.

16. TERMINATION

Licensor shall have the right to terminate this License if Licensee fails to perform any obligation required of Licensee under this Agreement and Licensee does not fix any such breach within 60 days or if Licensee becomes bankrupt or insolvent. Licensee shall have the right to immediately terminate this Agreement if Licensor fails to perform any obligation required of Licensor under this Agreement or if Licensor becomes bankrupt or insolvent. This License Agreement takes effect upon Licensee’s use of the software and effective until terminated. Licensee may terminate this Agreement at any time for whatever reasons by giving six months’ notice to the Licensor and in such a case, the Licensee must cease to use the Software and Documentation in its possession. Licensor may terminate this Agreement at any time for whatever reasons by giving six months’ notice to the Licensee

Upon termination of this License, Licensee shall return to Licensor or destroy the original and all copies of the Software except copies that are needed by applicable laws and regulations or corporate data keeping. Licensor shall have a reasonable opportunity to conduct an inspection of Licensee’s place of business to assure compliance with this provision.

17. WARRANTY

Licensor warrants that for a period of term of this contract and after delivery of the Software to Licensee:

B.	The Software will be delivered in electronic form, including files transferred or downloaded from the internet or on physical media, and will be free from defects in materials and workmanship under normal use; and,

C.	The Software will perform in substantial accordance with the requirement given by the client

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

18. LIMITED REMEDY

Licensor’s entire liability and Licensee’s exclusive remedy shall be:

The replacement of any CD-ROM(s) or other media not meeting the Warranty which is returned to Licensor due to damage will be replaced by the Licensor within 3 days.

IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OR THE INABILITY TO USE THE SOFTWARE (EVEN IF LICENSOR OR AN AUTHORIZED DEALER OR DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY).

IN NO EVENT WILL LICENSEE BE LIABLE TO LICENSOR FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT OR USE OF THE SOFTWARE (EVEN IF LICENSEE OR AN AUTHORIZED DEALER, DISTRIBUTOR OR REPRESENTATIVE OF THE LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

19. TITLE TO SOFTWARE

Licensor retains title to and ownership of the Software and all enhancements, modifications and updates made by Licensor on the Software.

20. CONFIDENTIALITY

Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential, financial or business information of the other party which it learns during the course of its performance of this Agreement, without the prior written consent of such other party. This obligation shall survive the cancellation or other termination of this Agreement.

The Software contains trade secrets and proprietary know-how that belong to the Licensor and it is being made available to the Licensee in strict confidence.

HAVING DUE REGARDS TO THE PREVAILING COPYRIGHT LAWS, ANY USE OR DISCLOSURE OF THE SOFTWARE, OR OF ITS ALGORITHMS, PROTOCALS OR INTERFACES, OTHER THAN IN STRICT ACCORDANCE WITH THIS LICENSE AGREEMENT, MAY BE ACTIONABLE AS A VIOLATION OF OUR TRADE SECRET RIGHTS. Exception to this, is if the disclosure is mandated by law or for the requirements of the investigation agency, the tax agency, auditing or for credit units to assess the authenticity of the software.

21. PUBLICITY

Licensor shall not refer to the existence of this Agreement in any press release, advertising or materials distributed to prospective customers, without the prior written consent of Licensee and vice versa.

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

22. LICENSOR’S PROPRIETARY NOTICES

Licensee agrees that any copies of the Software or Documentation which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor and, except as expressly authorized herein, Licensee shall not distribute same to any third party without Licensor’s prior written consent.

23. ASSIGNMENT

Licensee may assign this Agreement to any subsidiary or affiliate under its control, or as part of the sale of that part of its business which includes the Hardware or any substantial portion of its data processing facilities, or pursuant to any merger, consolidation or other reorganization, without Licensor’s consent, upon notice to Licensor. Licensor shall not assign this Agreement without Licensee’s prior written consent, which shall not be unreasonably withheld. An assignee of either party, if authorized hereunder, shall have all of the rights and obligations of the assigning party set forth in this Agreement.

24. INDEMNITY

Licensor agrees to indemnify and hold harmless Licensee and its subsidiaries or affiliates under its control, and their directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any claim that Licensee’s use or possession of the Software or Documentation, or the license granted hereunder, infringes or violates the copyright, trade secret or other proprietary right of any third party. Licensor shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that Licensee gives Licensor prompt notice of any such claim of which it learns. No settlement which prevents Licensee from continuing to use the Software as provided herein shall be made without Licensee’s prior written consent. In all events, Licensee shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing.

25. DISPUTE RESOLUTION

In the event of a dispute between the parties concerning any aspect of this Agreement the parties shall meet in good faith to resolve the dispute.

In the event of the dispute is not resolved within fifteen (15) days from the first meeting of the Parties as set out above, any dispute arising out of or in connection with the terms and conditions herein, or the breach, termination or invalidity thereof, either Party may refer the dispute to the Singapore Mediation Centre (“SMC”) for mediation in accordance with the procedures set out by the SMC.

In the event that such dispute cannot be resolved or settled through mediation as set out above, the dispute shall thereafter be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

The arbitration tribunal shall consist of a sole arbitrator to be appointed by the Chairman of the Singapore International Arbitration Centre (“SIAC”). The language of the arbitration shall be English.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

The Parties hereby agree to keep confidential any proceedings brought under the provisions herein. Such confidentiality shall extend to any agreement reached between the Parties for the settlement of any dispute or any Arbitral findings.

26. ATIORNEY FEES

If any legal action is necessary to enforce this License, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which it may be entitled after a final judgment is rendered.

27. LIMITED LIABILITY

Unless otherwise expressly stated herein, Licensor shall not be liable to Licensee for any consequential damages arising out of Licensor’s breach of this Agreement.

Unless otherwise expressly stated herein, Licensee shall not be liable to Licensor for any consequential damages arising out of Licensee’s breach of this Agreement.

28. NOTICE

All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party.

Licensor

Manager Legal,

Duo Software (Pvt.) Ltd.

403 Galle Road,

Colombo 3,

Sri Lanka.

Licensee

Legal Manager Singer Sri Lanka PLC

No. 80, Nawam Mawatha,

Colombo 2.

Sri Lanka.

29. GOVERNING LAW

This Agreement shall be governed by and construed under the laws of Sri Lanka.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

30. SEVERABILITY

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

31. NO WAIVER

The failure by any party to exercise any right provided for herein shall not be deemed a waiver of any right hereunder.

32. FORCE MAJEURE

Should any contingencies arises which prevent the complete or partial fulfillment by either of the parties of their respective obligations under this contract, namely Fire, Acts of God, prohibition of export, arrest and restrain of Rules, Government or any other causes beyond the parties control, the time stipulated for fulfillment of the obligations shall be extended for a period equal to that during which such contingencies will remain in force with a maximum of thirty (30) days.

If a force major situation arises, the parties to this Agreement shall notify in writing within fourteen (14) days with evidence showing the force major.

33. COMPLETE AGREEMENT

This Agreement sets forth the entire understanding of the parties as to its subject matter and may not be modified except in writing executed by both parties.

On execution of this agreement, the existing agreement executed on 30th September 2008, between the licensor and the licensee will cease to exist.

This contract comes into effect as of the date of signing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

Licensor	Licensee

/s/ Jennifer Samuel Perera	/s/ Ajith Paranavitane
Authorized Signature	Authorized Signature
Jennifer Samuel Perera	Ajith Paranavitane
Chief Financial Officer	Director IT

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

SCHEDULE A - COMPUTER PROGRAMS AND DOCUMENTATION

DuoContact Version 5.1,

The right solutions for your Contact Center can make all the difference in improving its ongoing productivity and revenue generating potential. Effective solutions allow agents to respond rapidly to customer demands and provide optimum load balancing based upon the work handling guidelines that you want to implement.

DuoContact is a unified IP based contact center solution that provides the capability of operating and running a Contact Center and Customer r Service operations efficiently, saving cost as well as maximizing revenue opportunities. DuoContact focuses strongly on quality ensuring unmatched high standards of service to customers at all times. DuoContact provides the framework for a total customer service solution and is an all in one solution that removes the need for various components from different vendors to work together. This ensures the elimination of issues regarding compatibility, upgrading and other issues relating to systems with multiple vendors. Hence DuoContact can be implemented as a standalone solution.

DuoContact provides users with a unique user experience through an easy to use and intuitive interface and is able to handle multi-channel service delivery that includes phone calls, voice mails, faxes, e-mails, text chats, snail mail and much more.

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SCHEDULE B-LICENSING

Description	License
User Licenses (Agents/Supervisor/Back office)	22
Concurrent Voice Ports	30
IVR Module	Included
Standard Reporting	Included
Call Recording	Included
Email	Included
SMS	Included
Social Media (Twitter / Facebook)	Included
Contact Center CRM	Included
Web Chat	Included
Duo WorkAction Module	Included
Inbound and Outbound Call Functionalities	Included
Skype Integration (Skype Number and SIP connect to be provided by client	Included
Outbound Campaign Manager (Voice, SMS, Email)	Included

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

SCHEDULE C - PRICING AND PAYMENT SCHEDULE

Onetime License Fee forDuoContactV5 system upgrade

Description	Price (USD)
DuoContact Application Upgrade Fee	9,000.00

* All prices are quoted in United States Dollar.

There will not be any agent license fee charged for the existing agents, and the current licenses are transferable to the new version without any fee.

Annual Maintenance Cost

Annual maintenance cost per annum shall be 20% of the solution commercial price. AMC shall be re-calculated by adding the upgrade cost to the total solution cost.

AMC Cost Breakdown

Description	Total Cost	Cost for the Maintenance 20%
Call Centre server with all required hardware (For 30 Concurrent calls -1 el Line)	US$ 30,000.00	US$ 6000.00
10 x Agent/Supervisor/Back office Console License (Singer Sri Lanka)	US$ 10,000.00	US$ 2000.00
6 x Agent/Supervisor/Back office Console License (Singer Finance)	US$ 6,000.00	US$ 1,200.00
06 additional Licenses Fee - Agent/Supervisor	US$ 3,500.00	US$ 700.00
DuoContact V5.1 Upgrade Fee	US$ 9,000.00	US$ 1800.00
TOTAL AMC		US$ 11,700.00

Note: As and when the additional license/modules/new feature / item are purchased, the price will be included in to the total solution price and AMC shall be calculated / paid accordingly.

Additional License Cost

Descriptions	Price (USD)
Agents License	800.00 E.A (including voice port)
Supervisor License	1000.00 E.A
WorkAction License (For Back Office)	500.00 E.A
IVR Port License	250.00 P.P
(Agent license will be sold at 5 license blocks and IVR ports will be sold at 25 Blocks.)

* All prices are quoted in United States Dollar.

E.A-Each Agent

P.P - Per Port

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

Training

Four hour group training session is included in the proposal for Agents and Supervisors. Trainings will be conducted in groups.

For additional training, a fee of LKR 5,000 shall be paid per agent for a four hour training session.

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BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

SCHEDULE D -HARDWARE SCHEDULE

1.	60 agents and 90 concurrent calls with high availability

Server Type	Memory (RAM)	Cores/Processor	Hard Drive
App server 1 server	8 GB	4 cores	300 GB
App server 2 server	8 GB	4 cores	300 GB
Load balance server	2 GB	2 cores	20 GB
DB server	8 GB	6 cores	300 GB
Backup DB server	8 GB	6 cores	300 GB
Call server 1	4 GB	4 cores	120 GB
Call server 2	4 GB	4 cores	120 GB

2.	60 agents and 90 concurrent calls without high availability

Server Type	Memory (RAM)	Cores/Processor	Hard Drive
App server 1 server	8 GB	4 cores	300 GB
App server 2 server	8 GB	4 cores	300 GB
Load balance server	2 GB	2 cores	20 GB
Primary DB server	8 GB	6 cores	300 GB
Secondary DB server	6 GB	4 cores	300 GB
Call server 1	4 GB	4 cores	120 GB
Call server 2	4 GB	4 cores	120 GB

3.	30 agents and 60 concurrent calls with high availability

Server Type	Memory (RAM)	Cores/Processor	Hard Drive
App server 1 server	6 GB	4 cores	300 GB
App server 2 server	6 GB	4 cores	300 GB
Load balance server 1	2 GB	2 cores	20 GB
Load balance server 2	2 GB	2 cores	20 GB
DB server 1	6 GB	4 cores	300 GB
DB server 2	6 GB	4 cores	300 GB
Call server 1	4 GB	4 cores	120 GB
Call server 2	4 GB	4 cores	120 GB

4.	30 agents and 60 concurrent calls without high availability

Server Type	Memory(RAM)	Cores/Processor	Hard Drive
App server 1 server	6 GB	4 cores	300 GB
App server 2 server	6 GB	4 cores	300 GB
Load balance server	2 GB	2 cores	20 GB
DB server 1	6 GB	4 cores	300 GB
DB server 2	6 GB	4 cores	300 GB
Call server	4 GB	4 cores	300 GB

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

SCHEDULE E - SERVICE LEVEL AGREEMENT

Support Service Levels are determined based on the project value and AMC cost.

Service Level Assurance

The following levels of response time are offered to meet the needs of your business

Criticality Level	Support offering
Critical	Less than 180 minutes (under normal conditions)

High	Less than 240 minutes (under normal conditions)

Medium	Less than 72 Hours (under normal conditions) or Next Release

Low	Next Release (under normal conditions)

Should a bug cause for incorrect data writes, and script needs to be performed to correct the data, the time required for correction of the data is not included in the above timings.

Should the Licensee require additional/enhanced support, an additional fee shall be charged based on the support criteria and Licensor’s support service proposal

Escalation time frames for critical levels

The following escalation levels of response time are offered.

Criticality Level	Escalation Levels
	First Level	Second Level
Critical	Minimum 60 minutes from agreed time	After 3 hours from agreed time
High	Minimum 2 hours from agreed time	After 6 hours from agreed time
Medium	Minimum 48 hours from agreed time	Minimum 5 Days from agreed time
Low	Minimum 96 hours from agreed time	Minimum 7 Days from agreed time

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND SINGER SRI LANKA PLC

Support Service Offerings

Support Time – 9.00 am to 5.00 (GMT + 5.30)

●	Service Ticket

●	Telephone Support

●	Email Support

●	Skype Chat Support